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                                                                   EXHIBIT 10.10

US Diagnostic Inc. Letterhead


November 6, 2000

David McIntosh
7932 Flagler Court South
West Palm Beach, FL  33405

Dear Dave:


         Please be advised that the Letter Agreement dated April 27, 2000 between you and US Diagnostic is extended to include November and December, 2000 and January and February, 2001, on the same terms and conditions in the original letter.

         If you should have any questions, please let me know.

Sincerely,



/s/ Joseph A. Paul
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    Joseph A. Paul
    President & Chief Executive Officer